Exhibit 5.1

609 Main Street
Houston, TX 77002
United States

Facsimile:
+1 212 446 4900

+1 212 446 4800

w ww.kirkland.com

February 12, 2021

Pathfinder Acquisition Corporation
1950 University Avenue, Suite 350
Palo Alto, CA 94303

Re: Pathfinder Acquisition Corporation Registration Statement on Form S-1

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special United States counsel to Pathfinder Acquisition Corporation, a Cayman Island exempted company (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement on Form S-1 (333- 252498) originally filed with the Securities and Exchange Commission (the “Commission”) on January 26, 2020 (the “Registration Statement”) of 27,500,000 units of the Company, including the underwriter’s over-allotment option to purchase an additional 4,125,000 units (collectively, the “Units”), with each Unit consisting of one Class A ordinary share, par value $0.0001 per share (the “Class A Ordinary Shares”), of the Company and one-fifth of one redeemable warrant of the Company to purchase one Class A Ordinary Share (the “Warrants”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and Deutsche Bank Securities Inc., Stifel, Nicolaus & Company, Incorporated and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Units, filed as Exhibit 1.1 to the Registration Statement;

(b)	the form of Unit Certificate, filed as Exhibit 4.1 to the Registration Statement;

(c)	the form of Warrant Certificate, filed as Exhibit 4.3 to the Registration Statement; and

(d)	the form of Warrant Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement.

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KIRKLAND &. ELLIS LLP

For purposes of this letter, we have examined such other documents, records, certificates, resolutions and other instruments deemed necessary as a basis for this opinion, and we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, including that, to the extent relevant to the below assumptions, we have reviewed and relied upon the opinion of Walkers, Cayman Islands counsel to the Company, filed as Exhibit 5.2 to the Registration Statement, we are of the opinion that:

1.       When the Units are delivered in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2.       When the Units are delivered in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Warrants included in such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

In addition, in rendering the foregoing opinions we have assumed that:

(a)       the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Warrant Agreement;

(b)       the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Warrant Agreement;

(c)       neither the execution and delivery by the Company of the Warrant Agreement nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units: (i) conflicts or will conflict with the Amended and Restated Memorandum and Articles of Association of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the laws of the State of New York); and

(d)       neither the execution and delivery by the Company of the Warrant Agreement nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

KIRKLAND &. ELLIS LLP

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the offering of the Units.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP